SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. _____)

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Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[X]	Preliminary Proxy Statement	[ ]	CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14A-6(E)(2))

[ ]	Definitive Proxy Statement

[ ]	Definitive Additional Materials

[ ]	Soliciting Material Pursuant to Section 40.14a-11(c) or Section 240.14a-12

Republic Bancorp Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required
[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

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[ ]	Fee paid previously with preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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NOTICE OF 2004 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON APRIL 28, 2004

          NOTICE IS HEREBY GIVEN that Republic Bancorp Inc.’s 2004 annual meeting of stockholders will be held at The Henry Center, 3535 Forest Road, Lansing, Michigan, at 9:00 a.m., local time, on Wednesday, April 28, 2004, for the following purposes:

•	To elect 20 directors of Republic for one-year terms expiring at the next annual meeting of stockholders and upon the election and qualification of their successors or upon their earlier resignation or removal.

•	To ratify and amend the Republic Bancorp Inc. Directors Compensation Plan.

•	To conduct such other business as may properly come before this meeting or any adjournments or postponements of the meeting.

          Your Board of Directors is not aware of any other business to come before this meeting.

          The close of business on March 10, 2004 has been fixed as the record date for the determination of stockholders entitled to notice of and to vote at this meeting and any adjournments or postponements thereof. Republic common stock constitutes the only security whose holders are entitled to vote at this meeting and any adjournments or postponements of the meeting. Only stockholders of record at the close of business on that date are entitled to notice of and to vote at this meeting and any adjournments or postponements of the meeting. A list of Republic stockholders entitled to vote at this meeting will be available for examination at the meeting.

          You may revoke your proxy at any time prior to its exercise. Any stockholder of record present at the meeting or at any adjournments or postponements thereof may revoke his or her proxy and vote personally on each matter brought before the meeting. See “General Information About Voting” in the accompanying proxy statement.

          This notice and the accompanying proxy statement were first mailed to our stockholders on or about March 24, 2004. They were prepared by management for your Board of Directors and are being furnished to you in connection with the solicitation of proxies by your Board of Directors for use at the meeting. They describe in more detail the matters to be acted upon at the meeting and your voting rights with respect to such matters. Please review them carefully.

By order of the Board of Directors,

/s/ Thomas F. Menacher
March 24, 2004	Thomas F. Menacher
Corporate Secretary

It is important that your shares be represented at the meeting, even if you expect to attend.
PLEASE SIGN AND RETURN YOUR PROXY CARD PROMPTLY.

GENERAL INFORMATION ABOUT VOTING
ELECTION OF DIRECTORS
RATIFICATION AND AMENDMENT OF DIRECTORS COMPENSATION PLAN
NEW PLAN BENEFITS
EXECUTIVE OFFICERS
PERSONNEL AND COMPENSATION COMMITTEE REPORT
CORPORATE GOVERNANCE AND NOMINATING COMMITTEE REPORT
AUDIT COMMITTEE REPORT
INDEPENDENT AUDITORS
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
STOCK PERFORMANCE GRAPH
STOCK OWNERSHIP
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
SOLICITATION OF PROXIES
STOCKHOLDER PROPOSALS
OTHER MATTERS
ANNEX A

GENERAL INFORMATION ABOUT VOTING

          Unless you instruct otherwise, your proxies will vote your shares FOR the election of each of the 20 director nominees nominated by your Board of Directors, FOR the ratification and amendment of our Directors Compensation Plan, and in their discretion on every other matter considered at the meeting. With respect to the election of directors, and unless you instruct otherwise, your proxies will vote your shares cumulatively, with the votes split equally among all nominees.

Who can vote?

          You can vote your shares of common stock at the meeting if our records show that you owned the shares on March 10, 2004. A total of 63,       shares of common stock can vote at the meeting.

How many votes do I have?

          On each matter considered at the meeting, other than the election of directors, you will have one vote for each of your shares of common stock.

          Voting for the election of directors will be cumulative. This means that you are entitled to a number of votes in the election of directors equal to 20 (the total number of directors to be elected) multiplied by the number of shares you are entitled to vote. For example, if you are entitled to vote 100 shares then you will have 2,000 votes in the election of directors (100 shares x 20 directors to be elected = 2,000). You may cast all of your votes for one candidate, or you may distribute these votes among the nominees as you want. However, unless you otherwise indicate on your proxy card your votes will be distributed equally among the nominees. Discretionary authority to cumulate votes is solicited.

How do I vote?

          You can vote on matters that are properly presented at the meeting in four ways:

•	You can come to the meeting and cast your vote there; or

•	You can vote by signing and returning the enclosed proxy card in the enclosed envelope; or

•	You can vote by phone by calling toll-free 1-877-PRX-VOTE (1-877-779-8683) on a touch tone telephone, with the voting form in hand, and follow the instructions; or

•	You can vote by Internet at http://www.eproxyvote.com/rbnc, with the voting form in hand, and follow the instructions provided.

          If you sign and return the enclosed proxy card or vote by telephone or the Internet, the proxies named on the enclosed proxy card will vote your shares of common stock as you instruct. If you do not vote on a proposal, your proxies will vote for you on that proposal. Unless you instruct otherwise, your proxies will vote your shares FOR the election of each of the 20 director nominees nominated by your Board of Directors, FOR the ratification and amendment of our Directors Compensation

Plan, and in their discretion on every other proposal considered at the meeting. With respect to the election of directors, and unless you instruct otherwise, your proxies will vote your shares cumulatively, with the votes split equally among all nominees.

How do I vote if my shares are held in “street name”?

          If your shares are held in the name of your broker, a bank, or other nominee, then that party should give you instructions for voting your shares.

Can I revoke my proxy or change my vote?

          Yes. If your shares are held in your name and not through a broker, bank or other nominee, then you can change your vote at any time before your proxy is voted at the meeting. You can do this in three ways: First, you can send a written statement that you would like to revoke your proxy. Second, you can send a new proxy card. You should send your revocation or new proxy card to Thomas F. Menacher, Secretary, Republic Bancorp Inc., 1070 East Main Street, Owosso, Michigan 48867. Third, you can attend the meeting and vote in person. However, your attendance alone will not revoke your proxy. If you instructed a broker, bank or other nominee to vote your shares, then you must follow their directions for changing those instructions.

How are votes counted?

          We will hold the meeting if holders of a majority of the shares of common stock entitled to vote are represented by proxy or in attendance at the meeting. If you sign and return your proxy card, your shares will be counted to determine whether we have a quorum even if you abstain or fail to vote on any of the proposals listed on the proxy card.

          If your shares are held in the name of a nominee, and you do not tell the nominee by April 27, 2004 how to vote your shares (so-called “broker nonvotes”), then the nominee can vote them as it sees fit only on matters that are determined to be routine and not on any other proposal. Broker nonvotes will be counted as present to determine if a quorum exists but will not be counted as present and entitled to vote on any nonroutine proposal.

          Except for the election of directors, any action taken by a vote of our stockholders at the meeting will be authorized by a majority of the votes cast by the holders of the shares present in person or represented by proxy at the meeting and entitled to vote on the action.

ELECTION OF DIRECTORS

          Your Board of Directors, which will consist of 20 members, will be elected at the annual meeting. The individuals who are elected as directors at this meeting will hold office for a term expiring at the next annual meeting of stockholders and upon the election and qualification of their respective successors or upon their earlier resignation or removal.

          Your Board of Directors recommends that you vote FOR the election of each of the 20 director nominees nominated by your Board of Directors.

          The 20 nominees receiving the highest number of votes will be elected directors. All of the nominees are currently directors of Republic. Each of the persons named below has agreed to serve as a director if elected. The ages listed for the director nominees are as of March 10, 2004. Biographical information concerning the director nominees is presented after the following table.

			Officer/
Name	Position	Age	Director Since

Jerry D. Campbell	Chairman of the Board	63	1985

Dana M. Cluckey	President, Chief Executive Officer and Director	44	1986/1995

George J. Butvilas	Vice Chairman of the Board	58	1990(1)

Lee E. Benz	Director	58	2003(2)

Mary P. Cauley	Director	56	1998(1)

Richard J. Cramer, Sr.	Director	63	1990

Barry J. Eckhold	Senior Vice President and Chief Credit Officer and Director	57	1991/2003(2)

Gary Hurand	Director	57	1990

Dennis J. Ibold	Director	55	1993

Stanley A. Jacobson	Director	53	1996(1)

John J. Lennon	Director	67	1993

Milton F. Lutz II	Director	57	2003(2)

Sam H. McGoun	Director	64	1990

Kelly E. Miller	Director	49	1990

Randolph P. Piper	Director	55	1982(1)

Dr. Isaac J. Powell	Director	63	1998

William C. Rands III	Director	60	2003(2)

B. Thomas M. Smith, Jr.	Director	69	1995(1)

Dr. Jeoffrey K. Stross	Director	62	1993

Steven E. Zack	Director	53	1996(1)

(1)	Date shown is year in which the named individual became a director of D&N Financial Corporation. Each such individual became a director of Republic effective May 17, 1999 upon completion of the merger of Republic and D&N.

(2)	Each nominee has been a director of Republic Bank, a wholly-owned subsidiary of Republic, for at least five years.

          Jerry D. Campbell has served as Chairman of the Board of Republic since it was organized and served as Chief Executive Officer from April 1986 to January 2000. From April 1986 to January 1996, Mr. Campbell also served as President of Republic. Mr. Campbell is a director of Magna Entertainment Corporation, a publicly held company whose common stock is listed on the Nasdaq Stock Market under the symbol “MECA”. Mr. Campbell has a B.S. degree in liberal arts from Central Michigan University, a M.B.A. degree from Wayne State University and a M.B.A. degree from The University of Michigan.

          Dana M. Cluckey has served as President and Chief Executive Officer of Republic since January 2000, and served as President and Chief Operating Officer from January 1996 to January 2000. He has been employed by Republic since September 1986. From November 1992 to January 1996 he was Executive Vice President and Treasurer of Republic, from October 1987 to November 1992 he was the Chief Financial Officer of Republic and from September 1986 to October 1987 he was the Controller of Republic and Cashier of Republic Bank. Mr. Cluckey has a B.B.A. degree from The University of Michigan and is a Certified Public Accountant.

          George J. Butvilas has served as Vice Chairman of the Board of Republic since May 1999. He served as President and Chief Executive Officer of D&N Bank from 1991 to February 2000. Prior to joining D&N Bank, he served most recently as Executive Vice President and Director of Boulevard Bancorp, Inc. of Chicago, Illinois. A graduate of the U.S. Naval Academy, he has a M.B.A. degree from the Illinois Institute of Technology and graduated from the Advanced Management Program of the Harvard University Graduate School of Business.

          Lee E. Benz has been the President and Owner of Benz Insurance Agency, Inc. of Ann Arbor, Michigan since 1970. Mr. Benz is also owner and manager of Benz Enterprises, a privately held owner and operator of real estate and real estate developer. He is General Partner of Big Pine Management Company, a privately held enterprise that owns and operates commercial properties. Mr. Benz has a B.B.A. and an M.B.A. degree from The University of Michigan.

          Mary P. Cauley has been an attorney with Plunkett & Cooney of Detroit, Michigan since 1987, and a partner of that firm since 1995. Her legal specialties are labor law and employment defense. She has a B.S. degree from Northern Michigan University, a M.A. degree from the University of Northern Colorado, and a J.D. degree cum laude from the Detroit College of Law.

          Richard J. Cramer, Sr. is Chairman of Dee Cramer, Inc., a sheet metal heating and air conditioning contractor located in Flint, Michigan. Mr. Cramer previously served as President, Dee Cramer, Inc. where he has been employed since 1964. Mr. Cramer has a B.S. degree from the University of Notre Dame and a M.S. degree from Michigan State University.

          Barry J. Eckhold has been Senior Vice President and Chief Credit Officer of Republic Bancorp Inc. since January 1999 and Vice President and Chief Credit Officer from 1991 to January 1999. Mr. Eckhold is also Vice Chairman, President and Chief Executive Officer of Republic Bank. He has been employed by Republic since November 1984. He has a B.A. from Michigan State University and an M.B.A. from Eastern Michigan University.

          Gary Hurand is President of Dawn Donut Systems, Inc. located in Flint, Michigan and has served in that capacity since 1971. Mr. Hurand is a Trustee of BRT Realty Trust, a publicly held company located in Great Neck, New York whose common stock is listed on the New York Stock Exchange under the symbol “BRT”. Mr. Hurand has a B.A. degree from Michigan State University.

          Dennis J. Ibold is President of Petersen & Ibold (attorneys at law) of Chardon, Ohio and has been with the firm since 1973. Mr. Ibold has a B.A. degree from Marquette University and a J.D. degree from Cleveland State University.

          Stanley A. Jacobson is an attorney and has been active in southeastern Michigan real estate developments for his own account and in association with Mark Jacobson & Associates, Inc. since 1986. Mr. Jacobson was President since 1989, and a director since 1975, of Macomb Federal Savings Bank until its merger with D&N Bank in 1996. He has a B.B.A. degree from The University of Michigan, a M.B.A. degree from New York University, and a J.D. degree from the University of Detroit Law School.

          John J. Lennon is a consultant. From 1977 to 1987, Mr. Lennon was Chairman and Chief Executive Officer of White Engines, Inc. of Canton, Ohio.

          Milton F. Lutz, II is Chairman of Midbrook, Inc. since 2002. He has also been President/ Founder of Midbrook, Inc. since 1976. He is also Chairman of Midbrook do Brasil, S.A. and was President of Valiant-Elan, Inc. from 1998 until 2001. Mr. Lutz has a Bachelors degree from Michigan State University and a J.D. from Wayne State University.

          Sam H. McGoun is a Senior Vice President with Bosquett & Co., an insurance agency and risk management advisory company in southeastern Michigan. He has served in this capacity since October 2001. From April 2000 to October 2001, Mr. McGoun was a Senior Account Executive with Griffin, Smalley & Wilkerson Inc., an insurance agency. From 1985 to April 2000, Mr. McGoun was President and Chief Executive Officer of Willis Corroon Corporation of Michigan, Inc., an insurance agency. Mr. McGoun has a B.S. degree from Miami University of Ohio.

          Kelly E. Miller is President and Chief Executive Officer of Eagle Investments Inc., a privately held oil and gas exploration and production company headquartered in Traverse City, Michigan, since December 2003. Mr. Miller previously served as President and Chief Executive Officer of Miller Exploration Company, a publicly traded oil and gas company from its founding in 1997 until its merger in 2003. Mr. Miller was also President of Miller Oil Corporation, a venture capital company concentrating in the oil and gas industry, from 1986 through 1997. Mr. Miller has B.S. and B.B.A. degrees from the University of Oklahoma.

          Randolph P. Piper has been an attorney at law in Flint, Michigan for over 25 years. He was a director of First Federal Savings and Loan Association of Flint from 1979 until its merger with D&N Bank in 1982. He has a B.A. degree from Albion College and a J.D. degree from the University of Detroit Law School.

          Dr. Isaac J. Powell is board certified in urology and has practiced medicine since 1974. Since 1997, Dr. Powell has been an Associate Professor in Urology at the Karmanos Cancer Institute. He has also been Assistant Professor in Urology in the Department of Urology, Wayne State University, School of Medicine, Detroit, Michigan since 1986. Dr. Powell is also Chief of Urology at Veterans Hospital,

Detroit, Michigan. He has a B.S. degree from The University of Michigan, and a M.S. degree from Howard University Graduate School. He is a graduate of the Indiana University Medical School.

          William C. Rands, III is General Partner of Sagres Partners L.P. and has served in that capacity since 1983. He has a B.A. from Yale University.

          B. Thomas M. Smith, Jr. was a consultant for ITT Corporation, a multi-national conglomerate headquartered in New York, from January 1996 to December 1996 and is now retired. Prior to that, he served as Vice President and Director of Corporate Purchasing for ITT Corporation from 1988 to 1995. Mr. Smith is a director of Star Buffet, Inc., a publicly traded company located in Scottsdale, Arizona whose common stock is listed on the Nasdaq Stock Market under the symbol “STRZ”. Mr. Smith has a B.A. degree from Kalamazoo College and a M.A. degree from Michigan State University.

          Dr. Jeoffrey K. Stross is a Professor of Internal Medicine, University Medical Center, The University of Michigan and has served in this capacity since 1987. He has a B.S. degree from The University of Michigan and a M.D. degree from The University of Michigan.

          Steven E. Zack has served as Chairman of Global Commercial Credit, a specialty insurance firm in Franklin, Michigan, since January 2001 and served as President from March 1996 to January 2001. Mr. Zack has also served as Executive Vice President of Lubin, Schwartz and Goldman, a Michigan retail insurance broker, since September 2000. From May 1994 to September 2000, he served as Executive Vice President of J.A. Versical & Associates, Inc. From May 1992 to May 1994, he served as an independent insurance consultant. Mr. Zack was a director of Macomb Federal Savings Bank from 1989 until its merger with D&N Bank in 1996. He has B.S. and B.A. degrees from Michigan State University.

          No director nominee, director, or executive officer is related to any other director nominee, director or executive officer (or to any director or executive officer of any of our subsidiaries) by blood, marriage or adoption. There are no arrangements or understandings between any nominee or any of our directors or executive officers and any other person pursuant to which that nominee or director or executive officer was nominated or elected as a director or an executive officer of Republic or any of its subsidiaries.

          Messrs. Campbell, Cluckey, Butvilas and Eckhold are the only directors of Republic who are also employees of Republic or a subsidiary of Republic. All other directors of Republic are independent (as that term is defined in Rule 4200(a)(15) of the listing standards of the National Association of Securities Dealers).

          No director or executive officer of Republic is a party to any material legal proceedings, or has a material interest in any such legal proceedings that is adverse to Republic or any of its subsidiaries.

          If any director nominee is unable to serve, your Board of Directors may reduce its size or designate a substitute. If a substitute is designated, then proxies voting FOR the election of the original director nominee will be cast FOR the election of the substituted nominee. At this time, your Board of Directors knows of no reason why any of the director nominees might be unable to serve, if elected.

Board Committees and Meetings

          Your Board of Directors conducts its business through its meetings and through the activities of its committees. During 2003, your Board of Directors had four standing committees as follows:

Name of Committee			Meetings
And Members		Function of the Committee	in 2003

Executive Committee:
Jerry D. Campbell,	•	Meets in place of full Board on special issues or when entire Board does not convene	6
Chairperson	•	May act on behalf of full Board on all but major corporate matters
George J. Butvilas Dana M. Cluckey Gary Hurand Dennis J. Ibold Stanley A. Jacobson Jeoffrey K. Stross	•	All actions taken by this committee are reported at next meeting of full Board

Personnel and Compensation Committee:	•	Approves standards for setting executive compensation levels	3
Jeoffrey K. Stross,	•	Recommends executive compensation to Board
Chairperson Mary P. Cauley	•	Grants awards under Republic’s Incentive Stock Plan and Stock Plans and makes recommendations to Board when full Board approval required
Kelly E. Miller	•	Reviews senior management development and evaluation

Governance and Nominating Committee:	•	Advises Board on tenure, potential conflicts of interest and related director matters	6
Dennis J. Ibold,	•	Administers corporate governance principles and codes of corporate conduct
Chairperson	•	Identifies qualified candidates for membership on the Board
John J. Lennon	•	Considers all director nominee recommendations
Steven E. Zack	•	Reviews and administers the Directors Compensation Plan
	•	Reviews structure and compensation of the Board and its committees
	•	Monitors and assesses director development and evaluation

Name of Committee			Meetings
And Members		Function of the Committee	in 2003

Audit Committee:	•	Reviews audited financial statements with management	4
Stanley A. Jacobson,	•	Reviews quarterly financial statements with management
Chairperson	•	Confers with independent auditors and internal audit department regarding scope of examinations
Gary Hurand,	•	Reviews qualifications and reports of independent auditors and internal auditors
Vice Chairperson	•	Approves all audit engagement fees and terms and any non-audit services provided by the independent auditors
George A. Eastman	•	Reviews recommendations about internal controls and engages internal audits
Sam H. McGoun	•	Recommends selection of independent auditors to Board
Isaac J. Powell	•	Reviews independence of independent auditors
William C. Rands III	•	Administers the ethics hotline

          Your Board of Directors has determined that Mr. Gary Hurand, a member of the Audit Committee, meets the requirements recently adopted by the Securities and Exchange Commission for qualification as an audit committee financial expert. An audit committee financial expert is defined as a person who has the following attributes: (i) an understanding of generally accepted accounting principles and financial statements; (ii) the ability to assess the general application of such principles in connection with the accounting for estimates, accruals and reserves; (iii) experience preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity or accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by the registrant’s financial statements, or experience actively supervising one or more persons engaged in such activities; (iv) an understanding of internal controls and procedures for financial reporting; and (v) an understanding of audit committee functions.

          The identification of a person as an audit committee financial expert does not impose on such person any duties, obligations or liability that are greater than those that are imposed on such person as a member of either the audit committee or your Board of Directors in the absence of such identification. Moreover, the identification of a person as an audit committee financial expert for purposes of the regulations of the Securities and Exchange Commission does not affect the duties, obligations or liability of any other member of the audit committee or your Board of Directors. Finally, a person who is determined to be an audit committee financial expert will not be deemed an “expert” for purposes of Section 11 of the Securities Act of 1933.

          Each of the members of the Audit Committee is independent (as that term is defined in Rule 4200(a)(15) of the listing standards of the National Association of Securities Dealers) and no Rule 10A-3 exemptions from the SEC’s requirements for audit committee member independence have been utilized.

          A total of six meetings of your Board of Directors were held in 2003. No incumbent director attended fewer than 75% of the total meetings of your Board of Directors and committees on which such director served during 2003.

          The Corporate Governance and Nominating Committee will consider director nominees recommended by security holders. Recommendations should be submitted in writing and in a reasonable time before we mail our proxy materials for the applicable meeting of stockholders. We recommend that any such recommendations for next year’s annual meeting be submitted to Thomas F. Menacher, Secretary, Republic Bancorp Inc., 1070 East Main Street, Owosso, Michigan 48867, on or before February 6, 2005.

          You may send communications to your Board of Directors and to individual directors. Such communications should be submitted in a writing addressed to your Board of Directors or to one or more named individual directors in care of Thomas F. Menacher, Secretary, Republic Bancorp Inc., 1070 East Main Street, Owosso, Michigan 48867. All such communications will be forwarded promptly to your Board of Directors or such named individual directors.

Director compensation

          Directors who are also officers do not receive additional compensation for their service as directors. In 2003, compensation for non-employee directors included the following:

•	an annual retainer of $10,000 payable in shares of Republic common stock;

•	$850 for each Board meeting attended;

•	$700 for each Board committee meeting not held in conjunction with a Board or another committee meeting; and

•	$200 for each Board committee meeting held in conjunction with a Board or another committee meeting.

          All director compensation is payable in Republic common stock under the Republic Bancorp Inc. Directors Compensation Plan. If the Directors Compensation Plan is amended as contemplated by this proxy statement, then a director who retires from your Board of Directors prior to the mandatory retirement age may receive a retirement award not to exceed $25,000. Such award may be paid in stock or in cash.

RATIFICATION AND AMENDMENT OF DIRECTORS COMPENSATION PLAN

General

          In 1993 your Board of Directors adopted, and you approved, the Republic Bancorp Inc. Directors Compensation Plan. In 2003, your Board of Directors adopted, and you approved the Republic Bancorp Inc. First Amended and Restated Directors Compensation Plan, which increased the maximum number of shares and warrants that could be issued under the plan, including all of the shares and warrants issued under the plan to date, to 600,000. Additionally, each non-employee director receives an annual retainer, payable in shares of Republic common stock, equal to $10,000.

          Your Board of Directors has approved a Second Amendment to the Directors Compensation Plan that would permit directors who retire from your Board prior to the mandatory retirement age to receive a retirement award not to exceed $25,000. Such award may be paid in stock or in cash. A copy of the plan as so amended is attached to this proxy statement as Annex A.

          Your Board of Directors recommends that you vote FOR the ratification and amendment of the Directors Compensation Plan.

          If a majority of the shares of common stock entitled to vote at the meeting are voted FOR the amendment, then the amendment will be approved.

Summary of the Plan

          Here is a summary of the significant terms of the Directors Compensation Plan, as amended:

Total number of securities covered	600,000 shares (including all shares and warrants issued to date).

Administration	The Corporate Governance and Nominating Committee will administer this plan.

Eligible persons	Non-employee directors of Republic with respect to the annual retainer, and non-employee directors of Republic and its subsidiaries with respect to meeting fees.

Types of awards	From 1993 to 2003, all meeting fees were paid in stock and non-employee directors of Republic received a warrant to purchase shares of Republic common stock for their annual retainer fee. Commencing on April 23, 2003, all meeting fees and the annual retainer paid to non-employee directors of Republic are paid in stock. Any director who retires after April 1, 2003 but prior to the mandatory retirement age, may receive a retirement award not to exceed $25,000, which may be paid in stock or in cash. Subject to the restriction set forth in the plan, the amount of any award under the plan may be adjusted by the Board.

Meeting fee shares	Shares are awarded April and October of each year, with the number of shares awarded dependent upon the number of Board and committee meetings attended during the preceding six month period. The value of the shares awarded is based on the average closing sale price of Republic common stock for a two week period in September and March of each year.

Annual retainer shares	Shares with a value of $10,000 are awarded at the annual organizational meeting of the Board that follows the annual meeting of shareholders. The value of the shares awarded is based on the closing stock price of Republic common stock on the date of such annual organizational meeting.

Retirement award	Any director who retires after April 1, 2003 but prior to the mandatory retirement age, may receive a retirement award not to exceed $25,000, which may be paid in stock or in cash.

Warrant exercise price	Generally the closing price of Republic’s common stock on the date the warrant is granted.

Duration of warrants	Generally 10 years, but could be a shorter period.

Exercise of warrants	The holder of a warrant can choose to pay the exercise price of the warrant in cash, with Republic’s common stock (valued at the closing price of the common stock on the exercise date) or by a cashless exercise. In a cashless exercise, the warrant holder irrevocably instructs his or her stockbroker to sell the shares to be acquired upon exercise of the warrant and pay the exercise price to Republic.

Transferability	A warrant is not transferable except by will or by intestate succession. Stock is freely tradeable, subject to any restrictions imposed by applicable securities laws.

Term of Plan	This plan will continue in effect for a period of ten years ending May 1, 2014. The term of this plan may be extended for a period of ten years beyond that date if stockholder approval of such extension is obtained prior to that date. However, the Board may terminate the plan at any time.

          The foregoing summary of the Directors Compensation Plan is qualified in its entirety by the terms of the plan, a copy of which is attached to this proxy statement as Annex A.

NEW PLAN BENEFITS

          The following table describes the persons eligible to receive the retirement benefit contemplated by the proposed amendment to the Directors Compensation Plan and the anticipated costs of the proposed amendment.

Directors Compensation Plan

	Dollar	Number
Name and Position	Value ($)	of Units

Jerry D. Campbell, Chairman of the Board	—	—
Dana M. Cluckey, President and Chief Executive Officer	—	—
Barry J. Eckhold, Senior Vice President and Chief Credit Officer	—	—
Thomas F. Menacher, Executive Vice President, Treasurer, Chief Financial Officer and Corporate Secretary	—	—
Executive Group	—	—
Non-Executive Director Group	$100,000	7,246
Non-Executive Officer Employee Group	—	—

          The total expense necessary to fund the plan for the retirement benefit to be implemented by the proposed amendment to the plan is estimated to be less than $100,000 as of February 27, 2004. If all of such amount was paid in stock, then, based upon the closing price of Republic’s common stock on February 27, 2004 of $13.80, the number of shares issuable in connection with the funding of such retirement benefit would be approximately 7,246 shares.

EXECUTIVE OFFICERS

          During 2003, your executive officers consisted of the persons named below. Your executive officers are elected annually and serve at the pleasure of your Board of Directors.

Name	Age	Current Position

Jerry D. Campbell	63	Chairman of the Board

Dana M. Cluckey	44	President and Chief Executive Officer

Barry J. Eckhold	57	Senior Vice President and Chief Credit Officer

Thomas F. Menacher	47	Executive Vice President, Treasurer, Chief Financial Officer and Corporate Secretary

          For information with respect to Messrs. Campbell, Cluckey and Eckhold, see “Election of Directors”.

          Thomas F. Menacher has served as Executive Vice President, Treasurer and Chief Financial Officer of Republic for five years and Senior Vice President, Treasurer and Chief Financial Officer for more than five years. On March 1, 2001, he was appointed Corporate Secretary of Republic.

Summary Compensation Table

          The following table shows the compensation paid in all capacities by Republic and its subsidiaries during 2003, 2002 and 2001 to the Chief Executive Officer of Republic and the three other executive officers of Republic in 2003.

				Long-Term
	Annual Compensation			Compensation Awards

				Restricted		Stock	All Other
Name and Principal		Salary	Bonus	Stock Award(s)		Options	Compensation
Position during 2003	Year	($)	($)(1)	($)(2)		(#)(3)	($)(4)

Jerry D. Campbell	2003	166,000	199,881	159,697	(5)	—	6,000
Chairman of the Board	2002	160,000	167,876	55,959	(9)	27,500	5,500
	2001	150,000	246,094	82,031	(10)	24,200	5,250
Dana M. Cluckey	2003	342,000	969,758	509,395	(6)	—	6,000
President and	2002	330,000	835,710	278,570	(9)	88,000	5,500
Chief Executive Officer	2001	315,000	1,101,562	367,188	(10)	110,013	5,250
Barry J. Eckhold	2003	202,000	708,125	329,106	(7)	—	6,000
Senior Vice President,	2002	195,000	580,780	193,593	(9)	27,500	5,500
Chief Credit Officer	2001	185,000	778,815	259,605	(10)	43,463	5,250
Thomas F. Menacher	2003	166,000	628,015	395,486	(8)	—	6,000
Executive Vice President,	2002	160,000	542,678	180,892	(9)	44,000	5,500
Treasurer, CFO, and	2001	150,000	685,547	291,641	(11)	45,931	5,250
Corporate Secretary

(1)	Includes compensation deferred under Republic’s deferred compensation plan. Mr. Cluckey and Mr. Menacher deferred $10,000 and $278,105 of the 2003 bonus, respectively.

(2)	At December 31, 2003, Mr. Campbell owned 13,340 shares of restricted stock worth $179,957, Mr. Cluckey owned 41,845 shares of restricted stock worth $564,489, Mr. Eckhold owned 25,863 shares of restricted stock worth $348,892 and Mr. Menacher owned 39,613 shares of restricted stock worth $534,379. Messrs. Campbell, Cluckey, Eckhold and Menacher are entitled to dividends paid on such shares of restricted stock.

(3)	Includes tandem stock options issued during 2001 under Republic’s Voluntary Management Stock Accumulation Program, which allows each key employee to make annual elections to acquire up to 16,638 shares of Republic common stock. For each share purchased by a participant, two tandem options are granted. There were no purchases of shares under the Voluntary Management Stock Accumulation Program during 2003 or 2002.

(4)	Amounts shown consist of sums paid as matching contributions to the accounts of Messrs. Campbell, Cluckey, Eckhold and Menacher under Republic’s tax-deferred savings plan.

(5)	Amount shown includes the value of 4,924 shares of restricted stock issued to Mr. Campbell on January 30, 2004 at the closing price for Republic common stock of $13.53 under Republic’s Management Incentive Bonus Plan as 25% of the awarded bonus for 2003 was paid in restricted stock. Such shares vest in January 2005. The stock was granted under the terms of Republic’s Incentive Stock Plan. In addition, the amount shown includes the value of 7,500 shares of restricted stock issued on February 20, 2003, which vest in February 2007.

(6)	Amount shown includes the value of 23,891 shares of restricted stock issued to Mr. Cluckey on January 30, 2004 at the closing price for Republic common stock of $13.53 under Republic’s Management Incentive Bonus Plan as 25% of the awarded bonus for 2003 was paid in restricted stock. Such shares vest in January 2005. The stock was granted under the terms of Republic’s Incentive Stock Plan. In addition, the amount shown includes the value of 15,000 shares of restricted stock issued on February 20, 2003, which vest in February 2007.

(7)	Amount shown includes the value of 17,445 shares of restricted stock issued to Mr. Eckhold on January 30, 2004 at the closing price for Republic common stock of $13.53 under Republic’s Management Incentive Bonus Plan as 25% of the awarded bonus for 2003 was paid in restricted stock. Such shares vest in January 2005. The stock was granted under the terms of Republic’s Incentive Stock Plan. In addition, the amount shown includes the value of 7,500 shares of restricted stock issued on February 20, 2003, which vest in February 2007.

(8)	Amount shown includes the value of 15,472 shares of restricted stock issued to Mr. Menacher on January 30, 2004 at the closing price for Republic common stock of $13.53 under Republic’s Management Incentive Bonus Plan as 25% of the awarded bonus for 2003 was paid in restricted stock. Such shares vest in January 2005. The stock was granted under the terms of Republic’s Incentive Stock Plan. In addition, the amount shown includes the value of 15,000 shares of restricted stock issued on February 20, 2003, which vest in February 2007.

(9)	Amount shown represents the value of shares of restricted stock issued to Messrs. Campbell, Cluckey, Eckhold and Menacher on January 24, 2003 at the closing price for Republic common stock of $12.09 under Republic’s Management Incentive Bonus Plan as 25% of the awarded bonus for 2002 was paid in restricted stock. Such shares vested in January 2004. The stock is granted under the terms of Republic’s Incentive Stock Plan.

(10)	Amount shown represents the value of shares of restricted stock issued to Messrs. Campbell, Cluckey and Eckhold on February 21, 2002 at the closing price for Republic common stock of $11.92 under Republic’s Management Incentive Bonus Plan as 25% of the awarded bonus for 2001 was paid in restricted stock. Such shares vested in February 2003. The stock was granted under the terms of Republic’s Incentive Stock Plan.

(11)	Amount shown includes the value of 19,170 shares of restricted stock issued to Mr. Menacher on February 21, 2002 at the closing price for Republic common stock of $11.92 under Republic’s Management Incentive Bonus Plan as 25% of the awarded bonus for 2001 was paid in restricted stock. Such shares vested in February 2003. The stock was granted under the terms of Republic’s Incentive Stock Plan. In addition, the amount shown includes the value of 5,000 shares of restricted stock issued on February 15, 2001. The 5,000 shares vest in February 2005.

Option/SAR Grants in Last Fiscal Year

          There were no stock options granted to Republic’s executive officers in 2003.

Aggregated Option/SAR Exercises in Last Fiscal Year and Fiscal Year End Option/SAR Values

          The following table sets forth certain information concerning the number and value of stock options exercised during 2003, and held at December 31, 2003, by your executive officers.

			Number of	Value of
			Shares Underlying	Unexercised
			Unexercised	In-the-Money
	Number of	Value	Options at	Options at
	Shares	Realized	Fiscal Year-End	Fiscal Year-End
	Acquired	(pre-tax) (1)	Exercisable/	Exercisable/
Name	on Exercise	($)	Unexercisable	Unexercisable ($)(2)

Jerry D. Campbell	100,000	636,971	240,998/39,656	1,183,831/157,420
Dana M. Cluckey	126,796	734,268	353,666/162,000	1,747,415/657,727
Barry J. Eckhold	200,236	933,228	-/64,506	-/264,821
Thomas F. Menacher	73,204	433,075	116,643/76,006	554,015/308,861

(1)	For purposes of this column, “value” is determined for each exercised by subtracting the exercise price from the sales price received by the particular officer for Republic common stock on the exercise date.

(2)	For purposes of this column, “value” is determined for each unexercised by subtracting the aggregate exercise price for the option shares from the closing price for Republic common stock on The Nasdaq Stock Market® of $13.49 as of December 31, 2003.

Equity Compensation Plan Information

	(a)	(b)	(c)
Number of
	Number of		securities remaining
	securities to be	Weighted-	available for future
	issued upon	average price	issuance under
	exercise of	of outstanding	equity compensation
	outstanding	options,	plans (excluding
	options, warrants	warrants and	securities reflected
Plan Category	and rights	rights	in column (a))(1)

Equity compensation plans approved by security holders	3,161,972	$7.99	4,365,069
Equity compensation plans not approved by security holders	—	—	—

Total	3,161,972	$7.99	4,365,069

(1)	Of the equity securities listed in this column, 2,843,149 are shares issuable under the Incentive Stock Plan, 290,281 are warrants and shares issuable under the Director Compensation Plan, 861,415 are options issuable under the 1998 Stock Option Plan (which includes 494,520 options issuable under the Voluntary Management Stock Accumulation Program), and 370,224 are options issuable under the 1997 Stock Option Plan. The number of shares available for issuance under the incentive stock plan is based on a formula and at any time is equal to 5% of the issued and outstanding stock of Republic. See note 15 to the audited financial statements of Republic that are included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2003 (which annual report is attached to this proxy statement).

Change-In-Control Agreements

          Republic has entered into change-in-control agreements with each of Messrs. Campbell, Cluckey, Menacher and Eckhold (the “Named Officers”). Each agreement provides severance benefits to the Named Officers if the Named Officer’s employment is terminated within either the six months preceding a change of control or the two years following a change of control by Republic without “cause” (as defined in the agreement) or by the Named Officer with “good reason” (as defined in the agreement). The Named Officer would not be entitled to such severance benefits if the termination is (A) because of the Named Officer’s death, disability or voluntary retirement, (B) by Republic for cause, or (C) by the Named Officer other than for good reason.

          A “change-in-control” is generally defined as to have occurred upon (i) a change in the composition of a majority of the board of directors that is not approved in the manner specified in the agreement, or (ii) the purchase or other acquisition by any person, entity or group of persons, within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, of more than 50% of either the outstanding shares of common stock or the combined voting power of Republic’s then outstanding voting securities, or (iii) the consummation of certain business combination transactions, that result in either Republic stockholders holding less than 50% of the post-combination voting power or Republic directors representing less than 50% of the post-combination directors, or (iv) stockholder approval of a plan of complete liquidation or dissolution of Republic, or (v) the consummation of a sale of all or substantially all of Republic’s assets.

          Each agreement continues in effect while the Named Officer continues to be employed by Republic and for such further period as may be required for the Company to perform its obligations thereunder in the event of a qualifying termination. The severance benefits to be paid in the event of a qualifying termination consist of the following: (i) severance of three times base salary, three times the average bonus paid in the three years preceding the year of termination and a pro rated bonus for the year of termination for Messrs. Campbell and Cluckey; (ii) severance of two times base salary, two times the average bonus paid in the three years preceding the year of termination and a pro rated bonus for the year of termination for Messrs. Menacher and Eckhold; (iii) three years continued health and welfare benefits for Messrs. Campbell and Cluckey; (iv) two years continued health and welfare benefits for Messrs. Menacher and Eckhold; (v) payment of lost 401(k) plan contributions for three years for Messrs. Campbell and Cluckey; (vi) payment of lost 401(k) plan contributions for two years for Messrs. Menacher and Eckhold; (vii) outplacement costs of up to $50,000 for each of Messrs. Cluckey and Menacher; (viii) full payment of legal expenses incurred by the Named Officer in enforcing his rights under the agreement (unless a court determines that a suit by the Named Officer was frivolous or in bad faith; and (ix) indemnification of the Named Officer by Republic to the maximum extent permitted by law. Each agreement provides for a full excise tax gross up in respect of any payments and benefits received in connection with a change of control that exceed the limit imposed by Section 280G of the Internal Revenue Code.

PERSONNEL AND COMPENSATION COMMITTEE REPORT

          The report which follows is provided to stockholders by the members of the Personnel and Compensation Committee of your Board of Directors.

          General. The Personnel and Compensation Committee has been a standing committee of your Board of Directors since 1985. Only independent non-employee directors serve on this Committee. Among its other duties, this Committee is charged with the responsibilities, subject to the approval of your Board of Directors, of establishing, periodically reevaluating and, as appropriate, adjusting and administering Republic’s policies concerning the compensation of management personnel, including the Chief Executive Officer and all other executive officers. This Committee is responsible for annually determining and recommending to your entire Board of Directors the annual base salary for each executive officer and for establishing the criteria under which incentive bonuses may be paid to such executive officers for the year. In addition, this Committee administers Republic’s current Management Incentive Bonus Plan, Republic’s 1997 and 1998 Stock Option Plans, Republic’s Amended and Restated Incentive Stock Plan, and Republic’s Voluntary Management Stock Accumulation Program.

          For a number of years, including fiscal 2003, a basic tenet of Republic’s compensation policy has been to directly link a substantial portion of the annual compensation of executive officers, as well as other key management personnel, to operating performance for the year. This “pay for performance” philosophy has been implemented through Republic’s Management Incentive Bonus Plan since its adoption in 1991.

          Another basic tenet of Republic’s compensation philosophy is to tie compensation for key employees to the long-term performance of the Company’s common stock. This linking of compensation closely aligns the interests of such employees with those of Republic’s stockholders and provides an incentive for increasing stockholder value over the long term. This philosophy has been implemented through the 1997 and 1998 Stock Option Plans, our Incentive Stock Plan and our Voluntary Management Stock Accumulation Program. Additionally, starting in fiscal 2000, 25% of executive officers’ bonuses, including Messrs. Campbell, Cluckey, Eckhold and Menacher and other members of senior management, were paid in restricted common stock.

          Starting in 2000 for executive officers and other members of senior management, the Management Incentive Bonus Plan included an Incentive Bonus Stock Performance Adjustment Factor ranging from 75% to 125%. The adjustment factor is applied against the bonus incentive awarded based upon the performance of Republic common stock for the fiscal year compared to the Nasdaq Bank Stock Index. During 2003, Republic Bancorp’s stock price increased 26.1%, while the Nasdaq Bank Stock Index increased 29.9%. Therefore, in 2003, the Incentive Bonus Stock Performance Adjustment Factor was 97% and the bonus awards for Mr. Campbell, Mr. Cluckey, Mr. Eckhold and Mr. Menacher were decreased by 3%. For 2004 compensation plans, the Incentive Bonus Stock Performance Adjustment Factor for executive officers and other members of senior management has been eliminated.

          Overall, Republic’s compensation policies have been aimed at providing executive officers with compensation opportunities competitive with those provided executives with comparable experience and responsibilities at comparable companies, while at the same time placing a substantial portion of such potential compensation “at risk” until the achievement of performance goals determined by this Committee.

          Base Salaries. Base salaries of Republic’s executive officers are less than executive officers in Republic’s peer group. Republic’s executive officers, however, have an opportunity to earn above peer group compensation through attainment of above peer group financial performance. Base salaries for Republic’s executive officers are initially established by evaluating the responsibilities of the position to be held and the experience of the individual, and by reference to the competitive marketplace for executive talent, including a comparison to base salaries for comparable positions at other companies. In determining its recommendations for annual adjustments to the base salaries of Republic’s executive officers, this Committee focuses primarily on similar “executive marketplace” data, including survey material on salary movement and range improvement for peer executives. It also considers the extent of Republic’s success in meeting return on equity and earnings per share growth goals (“financial goals”) for the most recently completed fiscal year and assesses the performance rendered by Republic’s executive officers during the year.

          Mr. Cluckey’s 2003 base salary as Chief Executive Officer was $342,000. Mr. Cluckey’s base salary for 2004 was set at $354,000. Based on survey data and the Company’s “at risk” compensation objectives, the salary paid in 2003 to Mr. Cluckey equaled approximately 73% of the average salary paid in 2003 to chief executive officers in Republic’s peer group.

          Management Incentive Bonus Plan. Any cash bonuses awarded to executive officers for fiscal 2003 were pursuant to Republic’s Management Incentive Bonus Plan. That Plan enables executive officers to earn an annual cash bonus generally ranging from 100% to 500% of base salary for the fiscal year, but only if Republic’s financial results for the year have met or exceeded targets established at the start of the year. If the financial results are less than the targets but above a certain minimum level, the maximum cash bonus which an executive officer may be awarded for the year is reduced proportionately. Both the target and the minimum financial goals for the year are determined by this Committee at the start of the year based on an analysis of historical data, strategic issues and general business conditions.

          For 2003, the Company minimum financial goals for return on equity and earnings per share growth were 15.0% and 6%, respectively. The Company’s targeted financial goals for 2003 for return on equity and earnings per share growth were 17.23% and 8%, respectively. For 2003 the Company achieved a return on equity of 17.33% and earnings per share growth of 8%.

          After fiscal year-end, the cash bonus to be awarded to an executive officer for that year is determined as described above. For fiscal 2003, Republic exceeded its targeted financial goal established by this Committee for return on equity and met the targeted earnings per share growth rate. As a result, Mr. Cluckey and other executive officers received bonus awards based on exceeding or achieving their respective financial goals. Such bonus awards were adjusted for the Incentive Bonus Stock Performance Adjustment Factor of 97% (3% decrease of bonus awards), as Republic Bancorp Inc.’s stock performance for fiscal 2003 was less than that of the Nasdaq Bank Stock Index.

Additionally, 25% of Mr. Cluckey’s and other executive officers’ bonuses for 2003 were paid in restricted stock. Based on these calculations, Mr. Cluckey received a cash bonus of $969,758 and restricted stock valued at $323,252 for fiscal 2003.

          Incentive Stock Plans and Programs. Republic’s 1997 and 1998 Stock Option Plans, the Incentive Stock Plan and Voluntary Management Stock Accumulation Program provide for the grant of options to purchase common stock and awards of incentive stock, respectively, to executive officers and key employees of Republic who are expected to contribute materially to Republic’s success in the future. Awards of options and restricted stock made to executive officers and key employees are determined in light of the above criteria and after consideration of performance factors similar to those applicable under Republic’s Incentive Bonus Plan, including Republic’s financial goals. There were no options awarded to executive officers during 2003.

Submitted by the Personnel and Compensation Committee:

Jeoffrey K. Stross, Chairperson
Mary P. Cauley
Kelly E. Miller

          The Personnel and Compensation Committee Report does not constitute soliciting material. It is not considered filed by us, and shall not be incorporated by reference into any of our other filings under the Securities Act or the Exchange Act unless we state otherwise.

Compensation Committee Interlocks and Insider Participation

          During the last completed fiscal year, the voting members of the Personnel and Compensation Committee were Jeffrey K. Stross, Mary P. Cauley and Kelly E. Miller. None of these persons was an officer or employee of Republic or any of its subsidiaries, or was formerly an officer of Republic or any of its subsidiaries during such fiscal year. None of these persons had any relationship requiring disclosure by Republic under any paragraph of Item 404 of Regulation S-K.

          No executive officer of Republic served as a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on the compensation committee or Board of Directors of Republic. No executive officer of Republic served as a director of another entity, one of whose executive officers served on the compensation committee or Board of Directors of Republic. No executive officer of Republic served as a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served as a director of Republic.

CORPORATE GOVERNANCE AND NOMINATING COMMITTEE REPORT

          On January 16, 2003 your Board of Directors established a Corporate Governance and Nominating Committee. Dennis J. Ibold is the chairperson of this committee. The other members of this committee are John J. Lennon and Steven E. Zack. This committee has a charter, a current copy of which can be found on our website: www.republicbancorp.com under the Corporate Governance link in the Investor Relations section.

As set forth in greater detail in its charter, this committee performs the functions that follow:

•	Advises Board on tenure, potential conflicts of interest and related director matters

•	Administers corporate governance principles and codes of corporate conduct

•	Identifies qualified candidates for membership on the Board

•	Considers all director nominee recommendations

•	Reviews and administers the Director Compensation Plan

•	Reviews structure and composition of the Board and its committees

•	Monitors and assesses director development and evaluation

     All members of this committee must be independent directors, as defined in the listing standards of Nasdaq. All three of the directors who currently are members of this committee are independent as defined in those standards.

          One of the purposes of this committee is to assist the Board in identifying qualified individuals to become members of your Board. The committee seeks individuals who have the highest personal and professional integrity, who have demonstrated exceptional ability and judgment, and who are likely to be the most effective, in conjunction with the other members of your Board, in collectively serving the long-term interests of shareholders. As all of the nominees to be elected to your Board at this year’s annual meeting are current director’s standing for re-election, in 2003, your company did not pay any fee to any third party to identify or evaluate or assist in identifying or evaluating potential nominees.

          The Corporate Governance and Nominating Committee will consider director nominees recommended by security holders. Recommendations should be submitted in writing and a reasonable time before we mail our proxy materials for the applicable meeting of shareholders. We recommend that any such recommendations for next year’s annual meeting be submitted to Thomas F. Menacher, Secretary, Republic Bancorp Inc., 1070 East Main Street, Owosso, Michigan 48867, on or before February 6, 2005 (forty-five days prior to the date on which we mailed our proxy materials for this year’s annual meeting).

          Each nominee to be elected to your Board at this year’s annual meeting is either an executive officer or a director standing for re-election. The committee and your Board believe that all of such nominees satisfy the above described director standards. Accordingly, all of such nominees were recommended for re-election by the committee and your Board. With respect to this year’s annual meeting of stockholders, no nominations for director were received from security holders.

Submitted by the Corporate Governance and Nominating Committee:

Dennis J. Ibold, Chairperson
John J. Lennon
Steven E. Zack

          The Corporate Governance and Nominating Committee Report does not constitute soliciting material. It is not considered filed by us, and shall not be incorporated by reference into any of our other filings under the Securities Act or the Exchange Act unless we state otherwise.

AUDIT COMMITTEE REPORT

          Pursuant to the charter of the Audit Committee adopted by your Board of Directors (a copy of which was attached as Annex B to our proxy statement for our 2003 annual meeting of stockholders), this Committee monitors your Company’s financial reporting process and internal control system on behalf of your Board of Directors. In addition, this Committee recommends to your Board of Directors the selection of your Company’s independent auditors. Each member of this Committee is independent as defined in the National Association of Securities Dealers’ listing standards.

          The Audit Committee has reviewed and discussed with your Company’s management the audited financial statements for the year ended December 31, 2003. In addition, this Committee has discussed with the independent auditors, the matters required to be discussed by SAS 61. This Committee has received from the independent auditors the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with the independent auditors their independence.

          The Audit Committee discussed with the Company’s independent auditors the overall scope and plans for their audit. This Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, the evaluations of your Company’s internal controls, and the overall quality of your Company’s financial reporting.

          Based upon the Audit Committee’s discussions with management and the independent auditors referred to above and this Committee’s review of the representations of management and the report of the independent auditors to this Committee, this Committee recommended to your Board of Directors that the audited financial statements be included in your Company’s Annual Report on Form 10-K for the year ended December 31, 2003.

Submitted by the Audit Committee:

Stanley A. Jacobson, Chairperson	Sam H. McGoun

Gary Hurand, Vice Chairperson	Isaac J. Powell

George A. Eastman	William C. Rands, III

          The Audit Committee Report does not constitute soliciting material. It is not considered filed by us, and shall not be incorporated by reference into any of our other filings under the Securities Act or the Exchange Act unless we state otherwise.

INDEPENDENT AUDITORS

          Ernst & Young LLP were our independent auditors for fiscal 2003, and they have been reappointed by your Board of Directors for fiscal 2004. Representatives of Ernst & Young LLP are expected to be present at the annual meeting to respond to appropriate questions by stockholders and to make a statement if they so desire.

          Audit Fees. We paid Ernst & Young LLP $370,500 and $276,000 during fiscal 2003 and fiscal 2002, respectively, for fees and professional services rendered in connection with the audit of our annual financial statements and reviews of the financial statements included in our quarterly reports on Form 10-Q.

          Audit Related Fees. We paid Ernst & Young LLP $32,750 and $11,250 during fiscal 2003 and fiscal 2002, respectively, for the audit of our employee benefit plan and information system audits in fiscal 2003.

          Tax Fees. We paid Ernst & Young LLP $54,500 and $122,150 during fiscal 2003 and fiscal 2002, respectively, for federal and state tax return preparation and tax consultations.

          All Other Fees. Ernst & Young LLP did not perform any other services during fiscal 2003 or fiscal 2002. We do not use Ernst & Young LLP for internal audit services.

          Your Audit Committee has considered whether the provision of services described under the headings “Tax Fees” and “All Other Fees” is compatible with maintaining Ernst and Young LLP’s independence. In light of the nature of work performed and amount of the fees paid to Ernst & Young LLP for those services, they have concluded that the provision of such services is compatible with maintaining Ernst & Young LLP’s independence.

          Your Audit Committee’s current policy requires pre-approval of all audit and non-audit services provided by the independent auditors before the engagement of the independent auditors perform them. Your Audit Committee may delegate authority to a member of the Audit Committee to pre-approve the engagement of independent auditors when the entire committee is unable to do so. All such pre-approvals must be reported to the entire committee at the next committee meeting.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

          Our subsidiary bank, Republic Bank, has, in the ordinary course of business, made loans to certain our directors and officers and to organizations in which some of those directors and officers have an interest. In the opinion of management, all of these loans were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unrelated parties and did not involve more than the normal risk of collectibility or present other unfavorable features. Our executive officers do not have any loans with Republic Bank.

STOCK PERFORMANCE GRAPH

          The following line graph compares the yearly percentage change in the cumulative total stockholder return on Republic common stock for the last five fiscal years with the cumulative total return on:

•	The Nasdaq Stock Market® Index, which is comprised of all United States common shares traded on The Nasdaq Stock Market®; and

•	The Nasdaq Bank Stocks Index, which is comprised of bank and bank holding company common shares traded on The Nasdaq Stock Market® over the same period.

          The following graph assumes the investment of $100 in Republic common stock, The Nasdaq Stock Market® Index and The Nasdaq Bank Stocks Index on December 31, 1998 and the reinvestment of all dividends. The returns shown on the graph are not necessarily indicative of future performance.

          The dollar values for total stockholder return plotted in the graph above are shown in the table below.

		Nasdaq
		Stock Market®	Nasdaq
		Index	Bank Stocks
	RBNC	(U.S. Companies)	Index

December 31, 1998	100.0	100.0	100.0
December 31, 1999	100.7	186.1	94.2
December 31, 2000	102.4	113.2	110.9
December 31, 2001	148.0	89.7	124.8
December 31, 2002	142.0	61.6	133.5
December 31, 2003	184.0	92.9	177.6

STOCK OWNERSHIP

          The following table shows the number of shares owned by beneficial owners of more than 5% of the outstanding shares of Republic common stock known to us as of December 31, 2003.

	Name and Address of	Amount and Nature	Percent of
Title of Class	Beneficial Owner	of Beneficial Owner	Class

Common Stock	Systematic Financial Management, L.P	3,447,851 shares	5.43%
	300 Frank W. Burr Blvd. Glenpointe East, 7th Floor Teaneck, New Jersey 07666
Common Stock	Barclays Global Investors, NA	3,348,274 shares	5.27%
	45 Fremont Street San Francisco, CA 94105

          The following table shows the number of shares of common stock beneficially owned (as of December 31, 2003) by:

•	each person who was a director of Republic at December 31, 2003;

•	each nominee for election as a director;

•	each executive officer named in the Summary Compensation Table; and

•	the directors and executive officers as a group.

				Percentage of
Name of	Number of	Right	Restricted	Outstanding Shares
Beneficial Owner (1)	Shares Owned (2)	to Acquire (3)	Stock (4)	(5)

Jerry D. Campbell	165,481	258,875	13,340	*
Dana M. Cluckey	231,682	442,310	41,845	1.12%
Barry J. Eckhold	221,470	42,727	25,863	*
Thomas F. Menacher	106,388	158,467	39,613	*
George J. Butvilas	343,718	320,830	—	1.04%
Lee E. Benz	83,649	—	—	*
Mary P. Cauley	6,682	23,221	—	*
Richard J. Cramer	106,701	24,025	—	*
George A. Eastman(6)	501,595	24,025	—	*
Gary Hurand	157,881	24,025	—	*
Dennis J. Ibold	284,147	24,025	—	*
Stanley A. Jacobson	296,000	47,400	—	*
John J. Lennon	41,084	24,025	—	*
Milton F. Lutz II	69,354	—	—	*
Sam H. McGoun	59,531	11,437	—	*
Kelly E. Miller	171,292	24,025	—	*
Randolph P. Piper	47,898	98,167	—	*
Isaac J. Powell	14,114	11,437	—	*
William C. Rands III	181,530	—	—	*
B. Thomas M. Smith, Jr.	500,348	71,579	—	*
Jeoffrey K. Stross	48,240	24,025	—	*
Steven E. Zack	92,631	47,400	—	*
All Directors and Executive Officers as a group (22 persons)	3,731,416	1,702,025	120,661	8.51%

(1)	The address for each named person is 1070 East Main Street, Owosso, Michigan 48867.

(2)	The number of shares stated for each named person includes shares for which the named person has sole voting and investment power or has shared voting and investment power with a spouse. It also includes shares held in Republic’s 401(k) plan, shares purchased under Republic’s Voluntary Management Stock Accumulation Program, or in an individual retirement account over which the named person has control, shares held by any corporation of which the named person is a director, executive officer or controlling stockholder, shares held by a trust of which the named person, or his or her spouse, is a trustee or custodian, shares held by a partnership which the named person is a general partner, and shares held by a spouse or minor children.

The number of shares stated for each named person excludes shares that are restricted stock holdings, or may be acquired through stock option exercises.

(3)	Number of shares that can be acquired through stock options or warrants exercisable within sixty days of December 31, 2003.

(4)	Number of shares subject to a vesting schedule, forfeiture risk and other restrictions, includes shares issued under Republic’s Incentive Stock Plan.

(5)	* indicates that the named person owns less than one percent of Republic common stock.

(6)	Dr. Eastman will retire from the Board of Directors effective April 28, 2004.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

          Section 16(a) of the Securities Exchange Act of 1934 requires Republic’s directors and executive officers, and persons who beneficially own more than 10 percent of a registered class of Republic’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Republic common stock and other equity securities of Republic. Officers, directors and greater than 10 percent stockholders are required by the SEC regulation to furnish Republic with copies of all Section 16(a) forms they file.

          Based solely on our review of the copies of such forms that were received by us, or written representations from certain reporting persons that no Forms 5 were required for those persons, we believe that during fiscal 2003, all filing requirements applicable to our directors, executive officers and greater than 10 percent stockholders were complied with except as follows: In his year-end Form 5 report, which was timely filed, Mr. Campbell reported his wife’s ownership of 1,796 shares. Mr. Campbell had inadvertently failed to previously report these shares, which were acquired by his wife. Mr. Campbell disclaims beneficial ownership of these shares.

SOLICITATION OF PROXIES

          Republic is paying for this proxy solicitation. In addition to sending you these materials, some of our employees may contact you in person, by mail or by telecommunications equipment, to solicit your proxy. None of these employees will receive any extra compensation for doing this. We have also retained Georgeson Shareholder Communication Inc. to assist us in soliciting your proxy for a fee of $6,000 plus reasonable out-of-pocket expenses. We will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in soliciting your proxy.

STOCKHOLDER PROPOSALS

          Any security holder proposal which a stockholder wishes to submit for possible inclusion in the proxy statement and proxy for Republic’s 2005 annual meeting of stockholders must be received by Republic on or before November 22, 2004. Such proposals must comply with the rules and regulations of the SEC then in effect and should be sent by registered or certified mail to Thomas F. Menacher, Secretary of Republic Bancorp Inc., at 1070 East Main Street, Owosso, Michigan 48867.

          Any security holder proposal which a stockholder wishes to present at Republic’s 2005 annual meeting of stockholders but which is not intended to be considered for inclusion in the proxy statement and proxy for that meeting must be received by Republic on or before February 6, 2005. Such proposals should be sent by registered or certified mail to Thomas F. Menacher, Secretary of Republic Bancorp Inc., at 1070 East Main Street, Owosso, Michigan 48867. If Republic does not have notice of the proposal by that date, Republic’s form of proxy in connection with that meeting may confer discretionary voting authority to vote on that matter and the persons named in Republic’s form of proxy will vote the shares represented by such proxies in accordance with their best judgment.

OTHER MATTERS

          We are not aware of any business to come before this meeting other than the matters described in this proxy statement. However, if any other matters should properly come before this meeting, it is intended that holders of the proxies will act in accordance with their best judgment.

          A copy of our Annual Report on Form 10-K for the year ended December 31, 2003 (without exhibits) has been provided with this notice and proxy statement.

          Our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and all amendments to those reports are available free of charge through the Investor Relations section of our internet website at www.republicbancorp.com as soon as practicable after such material is electronically filed with, or furnished to, the Securities and Exchange Commission.

          No person is authorized to give any information or to make any representation other than that contained in this proxy statement, and if given or made, such information may not be relied upon as having been authorized.

ANNEX A

REPUBLIC BANCORP INC.

SECOND AMENDED AND RESTATED DIRECTORS COMPENSATION PLAN

SECTION 1
PURPOSE

          1.1 Purpose of the Plan. The Republic Bancorp Inc. Directors Compensation Plan was adopted by the Board of Directors (the “Board”) of Republic Bancorp Inc. (the “Company”) on October 15, 1992 and approved by the stockholders of the Company on April 28, 1993 (the “Original Plan”). The Republic Bancorp Inc. First Amended and Restated Directors Compensation Plan amended and restated the Original Plan (the “First Amended and Restated Plan”). The First Amended and Restated Plan was adopted by the Board on February 20, 2003 and approved by the stockholders of the Company on April 23, 2003. The Second Amended and Restated Republic Bancorp Inc. Directors Compensation Plan amends and restates the Original Plan as amended and restated by the First Amended and Restated Plan. (As used herein, “Plan” means the Original Plan, as amended and restated by this First Amended and Restated Directors Compensation Plan, as further amended and restated by this Second Amended and Restated Plan.) The Plan is intended to increase the proprietary interest of non-employee members of the Board of the Company and non-employee members of the Board of Directors and any advisory or community board of each of the Company’s subsidiaries (the “Affiliates”) by providing further opportunity for ownership of the Company’s common stock, $5.00 par value (“Stock”), and to increase their incentive to contribute to the success of the Company’s business.

          1.2 Status of the Plan. The Original Plan was intended to comply with Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as such Rule may be amended from time to time (“Rule 16b-3”) and shall be construed to so comply. In particular, the provisions of Sections 4.1 and 5.1 of the Original Plan were intended to comply with the provisions of Section (c)(2)(ii) of Rule 16b-3, and each such Section shall be construed to so comply. The Plan is intended to comply with Rule 16b-3.

SECTION 2
ADMINISTRATION

          2.1 Administration. The Plan shall be administered by the Corporate Governance and Nominating Committee (the “Committee”) of the Board.

          2.2. Authority of the Committee. The Committee may make such rules and establish such procedures for the administration of the Plan as it deems appropriate to carry out the purpose of the Plan. The interpretation and application of the Plan or of any rule or procedure, and any other matter relating to or necessary to the administration of the Plan, shall be determined by the Committee, and any such determination shall be final and binding on all persons.

SECTION 3
SHARES OF STOCK

          3.1 Shares Reserved. Shares of Stock that may be issued under the Plan may either be authorized and unissued shares or issued shares that have been reacquired by the Company, provided that the total number of shares of Stock and Warrants that may be issued under the Plan shall not exceed 600,000 shares.

          3.2 Capital Adjustments. In the event of a change in the number or class of shares of Stock as a result of reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation or a similar corporate transaction, the number or class of shares available under the Plan, and the number or class of shares of Stock and Warrants to be delivered hereunder shall be proportionately adjusted to reflect any such change.

SECTION 4
DELIVERY OF SHARES OF STOCK

          4.1 Stock in Lieu of Cash for Meetings Attended. Commencing on November 1, 1992, each non-employee member of the Board (a “Holding Company Director”) and each non-employee member of an Affiliate Board, including any non-employee member of an advisory board or a community board of an Affiliate (“Affiliate Director”) shall receive shares of Stock in lieu of cash for each meeting of the ‘Board or an Affiliate Board or meeting of a committee of the Board or a committee of an Affiliate Board attended. The number of shares of Stock to be delivered depends upon the number of meetings attended and the director meeting fees and compensation determined by the Board from time to time.

          Such shares (the “Meeting Fee Shares”) shall be payable to each Holding Company Director and each Affiliate Director at the meetings of the Board and the Affiliate Board, respectively, held in April and October of each year (the “Meeting Fee Stock Payment Dates”). The shares shall be delivered as soon as practicable following each Meeting Fee Stock Payment Date. The number of Meeting Fee Shares to be delivered in April 1993 shall depend upon the number of meetings attended during the preceding five-month period, and the number of shares delivered thereafter with respect to any Meeting fee Stock Payment Date shall depend on the number of meetings attended during the preceding six-month period.

          The Meeting Fee Shares to be delivered on a Meeting Fee Stock Payment Date shall be valued as of the September 15 or March 15 immediately preceding such Meeting Fee Stock Payment Date. The value of such shares shall be the average closing sale price per share of Stock as reported on the Nasdaq National Market System from September 1 through September 14 and March 1 through March 14, respectively, preceding the applicable Meeting Fee Stock Payment Date. If any of the foregoing days falls on a day that is not a business day, such determination shall be made as of the immediately preceding business day. The value of fractional shares shall be paid to each Holding Company Director and each Affiliate Director in cash.

          4.2 Death. In the event a director should die before the director’s Meeting Fee Shares have been delivered on a Meeting Fee Stock Payment Date, any shares earned by attendance at meetings prior to death shall be delivered to the beneficiary or beneficiaries designated in writing by the director, or if no designation has been made, to the estate of the director, as soon as practicable after the next Meeting Fee Stock Payment Date.

          4.3 Resignation or Removal. In the event a director resigns or is removed before the director’s Meeting Fee Shares have been delivered on a Meeting Fee Stock Payment Date, any shares earned by attendance at meetings prior to the date of resignation or removal shall be delivered to the director as soon as practicable after the next Meeting Fee Stock Payment Date.

          4.4 Stock in Lieu of Cash for Annual Retainer Fee. Commencing with the annual organizational meeting of the Board to be held on April 23, 2003 following the Company’s 2003 annual meeting of stockholders, and at each annual organizational meeting of the Board held thereafter, each Holding Company Director shall be entitled to receive an annual retainer fee of $10,000 (the “Annual Retainer”). The amount of the Annual Retainer shall be subject to adjustment pursuant to the terms hereof (including Section 7.1 hereof), and shall be paid in shares of Stock pursuant to this Plan (the “Annual Retainer Shares”).

          The Annual Retainer Shares shall be payable to each Holding Company Director at the annual organizational meeting of the Board (the “Annual Retainer Stock Payment Date”). The Annual Retainer Shares shall be delivered as soon as practicable following the Annual Retainer Stock Payment Date. The number of Annual Retainer Shares to be delivered on an Annual Retainer Stock Payment Date shall be determined by dividing the amount of the Annual Retainer then in effect by the closing stock price per share of Stock as reported on the Nasdaq National Market System on the Annual Retainer Stock Payment Date. The value of any fractional shares shall be paid to each Holding Company Director in cash.

          4.5 Retirement Award. With respect to (i) each Holding Company Director who ceases to serve as a Holding Company Director at any time during the period beginning April 1, 2003 and ending on the mandatory retirement age applicable to such Holding Company Director, and (ii) each Affiliate Director who ceases to serve as an Affiliate Director at any time during the period beginning April 1, 2003 and ending on the mandatory retirement age applicable to such Affiliate Director, if the Board or the Committee, in each case in its discretion, determines that the cessation of service as a Holding Company Director or Affiliate Director by such Holding Company Director or Affiliate Director constituted retirement, then such retiring Holding Company Director or Affiliate Director (a “Retired Director”) shall be entitled to receive a retirement award of in an amount not to exceed $25,000 (the “Retirement Award”). The maximum amount of the Retirement Award shall be subject to adjustment pursuant to the terms hereof (including Section 7.1 hereof). Subject to such maximum amount limitation, the actual amount of any Retirement Award paid to a Retired Director shall be determined by the Board or the Committee, in each case in its discretion. Each Retirement Award, if any, shall be paid either in cash or in shares of Stock pursuant to this Plan (the “Retirement Shares”); with the form of payment of such Retirement Award being determined by the Board or the Committee, in each case in its discretion.

          The Retirement Award shall be payable to such Retired Director not later then thirty (30) days after the date that the Board or the Committee has determined that the cessation of service as a Holding Company Director or Affiliate Director by such Retired Director constituted retirement (the “Retirement Award Payment Date”). Any Retirement Shares shall be delivered as soon as practicable following the

Retirement Award Payment Date. The number of Retirement Shares to be delivered on a Retirement Award Payment Date shall be determined by dividing the amount of the Retirement Award then in effect by the closing stock price per share of Stock as reported on the Nasdaq National Market System on the Retirement Award Payment Date. The value of any fractional shares shall be paid to such Retired Director in cash.

SECTION 5
DELIVERY OF WARRANTS

          5.1 Annual Retainer Fee Prior to April 23, 2003. Commencing with the annual organizational meeting of the Board held on April 28, 1993, and at each annual organizational meeting thereafter until and including the annual organizational meeting of the Board held on April 24, 2002, each Holding Company Director shall receive a warrant to acquire shares of Stock each year at the annual organizational meeting of the Board (“Warrant”). Such Warrant shall represent the Holding Company Director’s annual retainer fee. Initially, each Warrant entitled the recipient to acquire 1,000 shares of Stock. Since then, the number of Shares that may be acquired pursuant to a Warrant has been adjusted pursuant to the terms hereof (including Section 7.1 hereof).

          5.2 Warrant Terms. Each Warrant granted to a Holding Company Director and the issuance of Stock thereunder shall be subject to the following terms.

a. Warrant Agreement. Each Warrant shall be evidenced by a warrant agreement (the “Agreement”) duly executed on behalf of the Company and by the Holding Company Director to whom such Warrant is granted. Each Agreement shall comply with and shall be subject to the terms and conditions of the Plan and shall be conclusively evidenced by the warrantholder’s signature thereon that it is the intent of the warrantholder to continue to serve as a Holding Company Director of the Company for the remainder of the year in which the Warrant was granted. Any Agreement may contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Committee. No Warrant shall be granted within the meaning of the Plan and no purported grant of any Warrant shall be effective, until such an Agreement shall have been duly executed on behalf of the Company and the Holding Company Director to whom the Warrant is to be granted.

b. Warrant Exercise Price. The Warrant exercise price for a Warrant granted under the Plan shall not be less than the fair market value of the Stock covered by the Warrant at the time the Warrant is granted. For purposes of this Plan, “fair market value” shall mean the last sale price per share of the Stock on the date of the annual meeting of the Board.

c. Time and Manner of Exercise of Warrant. Warrants may be exercised in full at one time upon grant or in part from time to time thereafter. Any Warrant may be exercised by giving written notice, signed by the person exercising the Warrant, to the Company stating the number of shares of Stock with respect to which the Warrant is being exercised, accompanied by payment in full in cash for such shares.

d. Term of Warrant. Each Warrant shall expire not more than ten (10) years from the date of its grant but shall be subject to earlier termination as follows:

(i) In the event of the death of a warrantholder, any Warrant granted to such warrantholder may be exercised within one (1) year after the date of death of such warrantholder or prior to the date on which the Warrant expires by its terms, whichever is earlier, by the estate of the warrantholder, or by any beneficiary or beneficiaries designated in writing by the warrantholder, or if no such designation has been made, by the person or persons to whom the warrantholder’s rights have passed by will or the laws of descent and distribution.

(ii) In the event that a warrantholder ceases to be a Holding Company Director, any Warrant granted may be exercised by such warrantholder within one (1) year after the date such warrantholder ceases to be a Holding Company Director or prior to the date on which the Warrant expires by its terms, whichever is earlier.

e. Transferability. The right of any warrantholder to exercise a Warrant shall not be assignable or transferable by such warrantholder otherwise than by will or the laws of descent and distribution, and any such Warrant shall be exercisable during the lifetime of such warrantholder only by him or her.

f. Participant’s or Successor’s Rights as Stockholder. Neither the recipient of a Warrant nor a successor(s) in interest shall have any rights as a stockholder of the Company with respect to any shares subject to a Warrant granted to such person until such person becomes a holder of record of such shares.

g. Regulatory Approval and Compliance. The Company shall not be required to issue any certificate or certificates for the Stock issuable upon the exercise of a Warrant or record as a holder of record of such Stock the name of the individual exercising a Warrant, without obtaining to the complete satisfaction of the Committee the approval of all regulatory bodies deemed necessary by the Committee, and without complying, to the Committee’s complete satisfaction, with all rules and regulations, under federal, state, or local law deemed applicable by the Committee.

SECTION 6
TERM OF PLAN

          The Original Plan was adopted by the Board on October 15, 1992 and was approved by the stockholders of the Company on April 28, 1993. Under the terms of the Original Plan, and because the Original Plan was approved by stockholders, any Stock earned pursuant to Section 4.1 prior to April 28, 1993 was deemed to be earned as of the date such meeting was attended.

          The First Amended and Restated Plan was adopted by the Board on February 20, 2003 and was approved by the stockholders of the Company on April 23, 2003. Under the terms of the First Amended and Restated Plan, and because the First Amended and Restated Plan was approved by stockholders, any Stock earned pursuant to Section 4.1 prior to April 23, 2003 was deemed to be earned as of the date such meeting was attended.

          This Second Amended and Restated Directors Compensation Plan was adopted by the Board on February 19, 2004 and is subject to approval by the stockholders of the Company on April 28, 2004; provided, however, that if the Plan is approved by stockholders, then any Stock earned prior to such stockholder approval shall be deemed to be earned as of the date such meeting was attended. In no event shall any delivery of shares of Stock pursuant to Section 4.4 be made to any Holding Company Director or other person under this Second Amended and Restated Directors Compensation Plan until such time as stockholder approval of this Second Amended and Restated Directors Compensation Plan is obtained. Notwithstanding anything to the contrary express or implied in this Second Amended and Restated Directors Compensation Plan, all Meeting Fee Shares and all Warrants previously issued under the Original Plan and the First Amended and Restated Plan shall be deemed to have been duly and validly issued pursuant to the Plan.

          The Plan shall continue in effect for a period of ten years ending May 1, 2014 (the “Termination Date”); provided, however, that the term of the Plan may be extended for a period of ten years beyond the Termination Date if stockholder approval of such extension is obtained prior to the Termination Date.

SECTION 7
AMENDMENT; TERMINATION

          7.1 The Board may at any time and from time to time alter, amend, suspend or terminate the Plan in whole or in part; provided, however, that the provisions of Sections 4.1, 4.4, 4.5 and 5.1 shall not be amended more than once every six months, other than to comport with changes in the Internal Revenue Code, the Employee Retirement Income Security Act, or the rules thereunder. Further, the number of Shares that may be acquired pursuant to any Warrant, the amount of the Annual Retainer Fee, the amount of any Retirement Award, the amount of any meeting fees, and the amount of any other director compensation, as well as the number and value of any Meeting Fee Shares, the number and value of any Annual Retainer Shares, and the number and value of any Retirement Shares, in each case shall be determined by the Board from time to time; provided, however, that the same shall not be adjusted by the Board more than once every six months.

          7.2 If the Plan is terminated, then (i) Meeting Fee Shares shall be distributed at such time and in such manner as the Committee shall determine, but in no event later than they would have been distributed pursuant to the Meeting Fee Stock Payment Date applicable thereto, (ii) Annual Retainer Shares shall be distributed at such time and in such manner as the Committee shall determine, but in no event later than they would have been distributed pursuant to the Annual Retainer Stock Payment Date applicable thereto, and (iii) Retirement Shares shall be distributed at such time and in such manner as the Committee shall determine, but in no event later than they would have been distributed pursuant to the Retirement Award Payment Date applicable thereto.

SECTION 8
MISCELLANEOUS

          8.1 The right of a director to shares of Stock and/or Warrants under this Plan shall be non-assignable and shall not be subject to any manner to the debts or other obligations of the director or any other person.

          8.2 No provision of this Plan shall be construed as conferring any right upon any director to continuance as a member of the Board or an Affiliate Board.

          8.3 This Plan and all rights hereunder shall be construed in accordance with and governed by the laws of the State of Michigan.

          8.4 Any Meeting Fee Shares, any Annual Retainer Shares, any Retirement Shares, and any shares delivered pursuant to the exercise of a Warrant shall be restricted unless and until registered by the Company under the Securities Act of 1933, and shall bear an appropriate legend thereto.

[X] PLEASE MARK VOTES AS IN THIS EXAMPLE

REPUBLIC BANCORP INC.

     The Board of Directors recommends that you vote FOR the election of each of the 20 Director nominees, and FOR the ratification and amendment of the Director Compensation Plan.

     Mark box at right if an address change or comment has been noted on the reverse side of this card. [   ]

     CONTROL NUMBER:

1.	The election of 20 directors to the Board of Directors of Republic for terms expiring at the next Annual Meeting of Stockholders, and upon the election and qualification of their successors or upon their earlier resignation or removal.	For All Nominees [ ]	Withhold For All [ ]	Cumulative Voting [ ]

Cumulative votes for one or more nominees as follows:

(01) Jerry D. Campbell	(11) John J. Lennon
(02) Dana M. Cluckey	(12) Milton F. Lutz II
(03) George J. Butvilas	(13) Sam H. McGoun
(04) Lee E. Benz	(14) Kelly E. Miller
(05) Mary P. Cauley	(15) Randolph P. Piper
(06) Richard J. Cramer, Sr.	(16) Dr. Isaac J. Powell
(07) Barry J. Eckhold	(17) William C. Rands III
(08) Gary Hurand	(18) B. Thomas M. Smith, Jr.
(09) Dennis J. Ibold	(19) Dr. Jeoffrey K. Stross
(10) Stanley A. Jacobson	(20) Steven E. Zack

2.	Ratifying and amending the Directors Compensation Plan	[ ] For	[ ] Against	[ ] Abstain

NOTE: Unless you otherwise specify, your shares will be voted cumulatively for the election of all nominees, with the votes split equally among all nominees. To otherwise specify the voting of your shares, you must mark the “Cumulative Voting” box and split your votes among those nominees as indicated by you in the space beside a nominee’s name. You can withhold authority to vote for any nominee by lining through or otherwise striking out the name of any nominee.

Please be sure to sign and date this Proxy	Date

Stockholder sign here	Co-owner sign here

DETACH CARD

Vote by Telephone

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Call Toll-Free on a Touch-Tone Phone

Follow these four easy steps:

1.	Read the accompanying Proxy Statement/Annual Report on Form 10-K and Proxy Card.

2.	Call the toll-free number 1-877-PRX-VOTE (1-877-779-8683). There is NO CHARGE for this call.

3.	Follow the recorded instructions.

Your vote is important!
Call 1-877-PRX-VOTE anytime!

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Follow these four easy steps:

1.	Read the accompanying Proxy Statement/Annual Report on Form 10-K and Proxy Card.

2.	Go to the Website http://www.eproxyvote.com/rbnc

3.	Follow the instructions provided.

Your vote is important!
Go to http://www.eproxyvote.com/rbnc anytime!

Do not return your Proxy Card if you are voting by Telephone or Internet

REPUBLIC BANCORP INC.

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
For the 2004 Annual Meeting of Stockholders to be held on Wednesday, April 28, 2004

     The Stockholder executing this Proxy appoints Dana M. Cluckey and Thomas F. Menacher, and each of them, each with full power to appoint his substitute, attorneys and proxies to represent the Stockholder and to vote and act with respect to all shares of common stock of Republic Bancorp Inc. (“Republic”) that the Stockholder would be entitled to vote on all matters which come before the Annual Meeting of Stockholders of Republic referred to above and at any adjournment(s) or postponement(s) of that meeting.

     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF REPUBLIC. IF THIS PROXY IS PROPERLY EXECUTED, THE SHARES OF REPUBLIC COMMON STOCK REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, SUCH SHARES WILL BE VOTED CUMULATIVELY FOR THE ELECTION OF ALL NOMINEES LISTED ON THE REVERSE SIDE (WITH THE VOTES SPLIT EQUALLY AMONG THOSE NOMINEES), AND WILL BE VOTED FOR THE RATIFICATION AND AMENDMENT OF THE DIRECTOR COMPENSATION PLAN. THE SHARES OF REPUBLIC COMMON STOCK REPRESENTED BY THIS PROXY WILL BE VOTED IN THE DISCRETION OF THE PROXIES ON ANY OTHER MATTERS WHICH MAY COME BEFORE REPUBLIC’S 2004 ANNUAL MEETING OF STOCKHOLDERS.

PLEASE MARK, SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

Please sign exactly as name appears on this proxy. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by an authorized officer. If a partnership, please sign in partnership name by authorized person.

HAS YOUR ADDRESS CHANGED? DO YOU HAVE ANY COMMENTS?